Exhibit 10.1

LEASE

THIS LEASE (this "Lease") is dated as of February 27, 2018, by and between 7725 RENO #1, LLC, an Oklahoma limited liability company ("Landlord"), and KAIROS GLOBAL TECHNOLOGY, INC., a Nevada corporation ("Tenant").

1.	LEASE; THE PREMISES.
1.1.       Lease of Premises.  In consideration of the rent and other payments and covenants of Tenant hereinafter set forth, and upon the following terms and conditions, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain Premises (the "Premises") and all improvements now or hereafter located thereon, including the approximate 107,600 square foot warehouse within the building  commonly known as OKC10 located at 7725 W. Reno Avenue, Oklahoma City, Oklahoma 73127 (the "Building"), all as more particularly described on Exhibit A attached hereto. Tenant shall accept from Landlord the Premises in their current condition on an "as is, where is" basis, and Landlord shall not be required to make any other alterations, improvements, or repairs to the Premises.
1.2.       Appurtenant Rights.  Tenant shall have throughout the Term, as appurtenant to the Premises, the right to use, without any additional charge or expense to Tenant, (a) any and all fixtures located on the Premises and owned by Landlord (the "Fixtures"), including existing racking, air handling systems, roof exhaust systems and transformers that Tenant deems appropriate for its use during the Initial Term of the Lease or any extension, and (b) parking spaces adjacent to the Premises in areas designated by Landlord.
2.	TERM.
2.1       Initial Term.  The Initial Term of this Lease shall commence retroactively as of February 16, 2018 (the "Commencement Date") and end on February 15, 2019, unless terminated earlier as provided in this Lease. Tenant shall have the right to operate from the Premises on a 24 hour/seven day a week basis.  Possession of the Premises was delivered to Tenant by Landlord on February 16, 2018.
2.2.       Renewal Terms.  See Section 32 below.
3.	USE OF PREMISES; COMPLIANCE WITH LAWS.
Tenant may use the Premises for the mining of cryptocurrency (the "Permitted Use").  Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing (collectively, "Laws") and all restrictive covenants relating to the use, condition, access to, and occupancy of the Building and Premises, and shall not commit waste, overload the Building's structure (including exterior walls, roof, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams) or the Building's systems (including HVAC, life-safety, plumbing, electrical, and mechanical systems) or subject the Premises to any use that would damage the Premises.  Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Laws.  The Premises shall not be used for any purpose that creates strong, unusual, or offensive odors, fumes, dust or vapors.  Tenant shall store all trash and garbage within the Premises or in trash dumpsters or similar containers approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant's expense.  Tenant shall not operate an incinerator or burn trash or garbage on or within any portion of the Premises.  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, that will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building.  If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, Tenant shall be liable for such increase, which shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. Tenant shall not allow temperature or humidity within the Premises to reach levels which would potentially cause an unsafe environment. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

4.	RENT.
4.1.       Base Rent.  Subject to increases as provided in this section and in Sections 4.3, and 31.8 of this Lease, Tenant agrees to pay Landlord base rent for the Premises ("Base Rent") as follows:
Months 1-12:	4 Megawatts (MW) of available electrical power at $55.95/kW per month for a total of $223,800

Base Rent is calculated based upon the monthly electrical power made available to Tenant at the 12.5kV electrical transforming equipment within or serving the Premises, rather than Tenant's actual usage.   In no event shall Tenant's monthly Base Rent be less than $223,800, regardless of Tenant's actual usage.

Base Rent shall be due and payable in advance on the first day of each calendar month during the Term, without set off or deduction, and without any prior demand therefore.  Notwithstanding anything herein to the contrary, in the event Landlord has not received Base Rent by 5:00 p.m. central time on the fifth day of each month, Tenant shall be deemed in default and Landlord at its absolute option and without notice to Tenant, shall have the absolute right to terminate all power to the Premises of the Building.  The monthly Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the number of days in the partial month.  All rental payments shall be made to Landlord at its address set forth herein, or such other address as Landlord may hereafter designate in writing to Tenant.

As soon as practicable after the effective date of this Lease, Landlord, at Landlord's expense, agrees to provide additional 12.5 kV transformer equipment to increase the electrical power available for Tenant's use by an additional 2MW.  Tenant agrees to pay $55.12/kW for the additional 2MW of power when it is made available and continuing for the remainder of the Initial Term and any Renewal Term(s) (as defined in Section 32), if applicable.  Effective as of the date the additional 2MW of power is available to Tenant, Base Rent will increase to $334,040 per month, calculated as follows:

4 MW of available electrical power at $55.95/kW per month ($223,800), plus

2 MW of available electrical power at $55.12/kW per month ($110,240).

4.2.       Additional Rent; Expenses.  In accordance with and subject to the terms hereof, Tenant shall be responsible for certain expenses related to the Premises as and to the extent expressly provided in this Lease.  All charges payable by Tenant to Landlord hereunder other than Base Rent are called "Additional Rent."  All Base Rent or Additional Rent not paid by Tenant within five days of the due date shall bear interest at the lesser of (a) the highest rate allowable by law or (b) the rate of two percent (2%) over the quoted Prime Interest Rate published in the Wall Street Journal, computed from its due date (the "Lease Interest Rate").
4.3.       Options to Increase Available Power.  Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant may request Landlord to further increase the electrical power available to the Premises, in increments from 6.01 MW up to a maximum of 12.0 MW, by giving written notice to Landlord of the requested increase.  Landlord, at Landlord's expense, agrees to provide additional 12.5kV electrical transforming equipment to increase the electrical power available for Tenant's use by the additional MW requested by Tenant.  The parties shall execute an amendment to this Lease for the purpose of evidencing the addition of such power to this Lease.  Effective as of the date the additional power is made available to Tenant, Base Rent will increase by an amount equivalent to the additional MW requested by Tenant multiplied by $55.12/kW:

6.01MW to 12.0MW  $55.12/kW per month

5.	DEPOSIT
Upon execution of this Lease, Tenant shall pay to Landlord a deposit of $334,040 (the "Deposit"), which is an amount equal to 6MW of available power (4MW at the rate of $55.95/kW and 2 MW at the rate of $55.12/kW for 2MW).  If Tenant elects to expand its kW availability as provided in Section 4.3, the Deposit shall also be increased to match the monthly Base Rent paid with the increased available power provided by the Landlord to Tenant.  The Deposit shall be held by Landlord to secure Tenant's performance of its obligations under this Lease.  The Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined in Section 20.1).  Landlord may at Landlord's discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord's remedies under this Lease.  Following any such application of the Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Deposit to its original amount.  Within a reasonable period of time after the expiration or termination of this Lease, Landlord shall return to Tenant the portion of the Deposit remaining after deducting all damages, charges and other amounts permitted by law.  Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant.  Unless required otherwise by applicable law, the Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises, Landlord may assign the Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Deposit if required by law), Landlord thereafter shall have no further liability for the return of the Deposit.

6.	RENT COMMENCEMENT
Rent shall commence on February 16, 2018.
7.	TAXES.
Landlord shall pay, satisfy and discharge as the same become due and payable and prior to delinquency all real property taxes and assessments and any other similar taxes or charges levied or imposed upon or against the tax parcel owned by the Landlord, on which the Premises are located as well as any improvements now or hereafter made or constructed upon and permanently affixed to the Premises during the Term of this Lease (collectively, "Taxes").  Tenant shall be liable for all taxes, assessments or charges levied or assessed against Tenant's Removable Property (as defined in Section 12.8 of this Lease) or any other furnishings, trade fixtures, equipment, or personal property placed by Tenant in or on the Premises.
8.	INSURANCE; WAIVER OF SUBROGATION.
8.1.       Tenant's Insurance.  Throughout the Term of this Lease, Tenant shall maintain, at its own expense, the following insurance policies:  (a) commercial general liability insurance insuring Tenant and Landlord (as an additional insured) against claims for bodily injury, death or property damage occurring to, upon or about the Premises with limits of  not less than $1,000,000 per occurrence and not less than $3,000,000 in the annual aggregate, covering bodily injury and property damage liability; (b) business auto liability insurance covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; and (c) worker's compensation insurance in amounts not less than statutorily required.  If Tenant undertakes any alterations, additions or improvements in, to or about the Premises at any time during the Term of this Lease, the insurance maintained by Tenant must extend to and include injuries to persons and damage to property arising in connection with such work; and certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such work.

At the commencement of the Term and thereafter, upon written request of the Landlord, Tenant shall deliver to Landlord a certificate of insurance evidencing the insurance required hereby, such certificate to contain an endorsement to the effect that the policy shall not be canceled except after thirty (30) days' prior notice to Landlord.  All property of Tenant in, and any other contents of the Premises, including but not limited to Tenant's Removable Property, shall be at Tenant's sole risk, and Tenant shall be responsible for insuring the same.

8.2.       Landlord's Insurance.  Throughout the Term of this Lease, Landlord shall maintain property insurance for the Building's replacement value (excluding property required to be insured by Tenant); and (2) commercial general liability insurance insuring Landlord and Tenant (as an additional insured) against claims for bodily injury, death or property damage.  Landlord shall, upon request, furnish Tenant a certificate of such insurance coverage.  Such insurance may be provided under blanket insurance policies that Landlord may have in effect from time to time.
8.3.       Waiver of Subrogation.  Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured or required hereunder to be insured by fire, extended coverage, all risks or other property insurance now or hereafter existing for the benefit of the respective party but only to the extent of the insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.  Accordingly, neither Landlord nor Tenant shall be liable to the other for any loss or damage to the Building or the Premises or other property or injury to or death of persons occurring in the Building or on the Premises or in any manner growing out of or connected with Landlord's or Tenant's use and occupation of the Building or the Premises or the condition thereof, whether or not caused by the negligence or other fault of Landlord, Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply only to the extent that such loss or damage is covered by insurance which protects Landlord or Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.
8.4.       Indemnity.  Tenant agrees to protect, defend (with counsel reasonably approved by Landlord), indemnify and save Landlord harmless from and against any and all claims and liabilities (other than claims and liabilities to the extent arising from any omission, fault, negligence or other act or misconduct or Landlord or its agents, contractors or employees in or about the Premises), arising from the conduct or management of or from any work or thing whatsoever done in, on or about the Premises by Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.	UTILITIES AND SERVICES.
9.1.       Tenant's Payment of Utility Expenses.  Tenant shall, at its own cost and expense, arrange and pay for all services and utilities (other than electrical usage, which is included in Base Rent) provided to the Premises during the Term, including water, gas, sewer service, cable service and telephone service.  Tenant shall cause to be installed a water meter if Tenant plans to utilize water for the cooling of the Premises and usage of such water shall be paid as Additional Rent.
10.	REPRESENTATIONS AND WARRANTIES OF LANDLORD.
10.1.       Ownership, Authority.  Landlord represents and warrants to Tenant that it owns the Premises and has full legal right, power and authority to enter into this Lease and the person acting for Landlord hereunder is authorized to execute and deliver this Lease on behalf of Landlord.
10.2.       Condition of Building and Fixtures.  Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, the Fixtures, the structural support elements of the Building and the nonstructural components of the Building, including, without limitation, sprinkler system(s), plumbing, lighting, ventilation, electricity, walls (interior and exterior), foundations, footings, ceilings, beams, roofs (interior and exterior), structural steel supports, floors, floor slabs, windows, doors, landscape maintenance, driveways, parking lots, outside main sprinkler lines, and loading doors of the Building are, on February 16, 2018 (i) in good repair and operating condition, and (ii) in compliance in all material respects with all applicable Laws and regulations in effect at the time such improvements and components were installed or constructed.
Landlord represents that to the best of its knowledge the Building meets all applicable requirements of building codes and the Americans with Disabilities Act and Landlord has not received any notices from any City, County, State or federal officials or agencies of any violations of codes or Laws with respect to the Building or Premises. It is hereby understood and agreed that no representations concerning the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.
11.	REPAIRS AND MAINTENANCE
11.1.       By Landlord.  Except as otherwise provided in Section 10.2 above, Landlord shall be responsible for maintaining the structural components of the Premises (including, but not necessarily limited to, the foundation, floor slab, exterior walls and roof of the Building) in good repair and appearance during the term of this Lease.  Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, or employees (including, but not limited to, roof leaks resulting from Tenant's installation of equipment in the Building).  All repairs by Landlord shall be comparable in quality to the condition of the Premises as of the commencement of the Term.

Tenant may notify Landlord, pursuant to Section 22, of any Landlord repair under this Section 11 which is necessary in Tenant's reasonable judgment.  Such notice from Tenant shall include a description of the necessary repair.  Upon receipt of notice, Landlord shall promptly commence and diligently pursue to completion such repair.  Landlord and its contractors and repairmen: (a) shall use commercially reasonable efforts to minimize interference with Tenant's conduct of business at the Premises and (b) shall only enter the Premises at times mutually agreed upon by the parties to this Lease, except in the case where entrance is necessary in the event of an emergency.  If Landlord has not commenced the repair requested by Tenant within twenty (20) days of written notice from Tenant of same, Tenant may, but is not obligated to, commence such repair in place of Landlord.  Any actual, out-of-pocket costs which Tenant or any third-party engaged by Tenant reasonably incurs in making such repair shall be paid by Landlord within twenty (20) business days after demand (with documentation verifying the nature and cost of such repair) and if not so paid, the cost thereof may be set-off against installment(s) of Base Rent next coming due.

11.2.       By Tenant.  Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) and Fixtures in good condition, excepting reasonable wear and tear and casualty losses required to be restored by Landlord as provided in this Lease.  Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities include the repair and replacement in accordance with all applicable Laws of all windows, glass and plate-glass, doors, any special office entries, interior walls and finish work, floor coverings, dock doors, dock boards, truck doors, dock bumpers, and all lighting, heating, air conditioning, ventilation, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under and above the Premises, pest extermination, regular removal of trash and debris, and keeping the whole of the Premises in a clean and sanitary condition.  All repairs by Tenant shall be comparable in quality to the condition of the Premises or the Fixtures, as applicable, as of the commencement of the Term or, with respect to improvements made or constructed by Tenant after commencement of the Term, the completion date of such improvements.
If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, and Tenant shall pay to Landlord within ten (10) business days after demand (with documentation verifying the nature and cost of such repairs), as Additional Rent hereunder, the cost of such repairs.  Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency, or if such repairs relate to the exterior of the Premises.

12.	ALTERATIONS BY TENANT.
12.1.       Approval Requirements.  Tenant shall not make, or permit to be made, any alterations, additions, or improvements to the Premises (collectively "Alterations") without the prior written consent of Landlord, except for installation of Tenant's machinery within the interior of the Premises.  Notwithstanding the foregoing, Tenant shall not be required to obtain the prior consent of Landlord for interior Alterations to the Premises if such Alternations do not in any way affect the Building's structure or the Building's systems, do not exceed the total amount of Twenty-Five Thousand Dollars ($25,000) in the aggregate in any six (6) month period, and Tenant is not required by applicable Law to obtain a permit to perform the Alteration.  Tenant shall be responsible for any and all damage to the roof or other portions of the Building caused by any Alterations, including any roof penetrations.  All access to the roof of the Building or to other portions of the Building outside the Premises that is necessary in connection with the rights granted hereunder shall be coordinated with Landlord.  All Alterations shall be performed in a good and workmanlike manner and shall be in compliance will all applicable Laws. Tenant shall promptly pay all charges for services rendered or materials furnished when they become due and payable, and shall not permit any mechanics' lien to be filed against the Premises, the Building, or Landlord's property by reason of any work, labor, services or materials performed or furnished to Tenant.  If any mechanics' lien or any notice of intention to file a mechanics' lien is at any time be filed against the Premises as a result of any work, labor, services or material performed or furnished to Tenant, unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this Lease, Tenant shall, at Tenant's cost, within fifteen (15) days after knowledge or notice of the filing of any mechanics' lien, cause the same to be removed or discharged of record by payment, posting a bond, obtaining an order of a court of competent jurisdiction, or otherwise.  If Tenant fails to remove or discharge any mechanics' lien within the prescribed time, then in addition to any other right or remedy of Landlord under this Lease or applicable law, Landlord may, at its option, procure the removal or discharge of the same by payment or bond or otherwise.  Any amount paid by Landlord for such purpose, together with all actual and reasonable legal fees and other expenses of Landlord in procuring the removal or discharge of such lien or notice of intention, together with interest thereon at the Lease Interest Rate, shall become due and payable by Tenant to Landlord as Additional Rent, within twenty (20) days of request.
12.2.       Ownership of Alterations.  Pursuant to Section 17, with the exception of Alterations that constitute Tenant's Removable Property, as defined in Section 12.8, title to Alterations of any kind made by Tenant during the Term of this Lease shall be and remain vested in Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, not later than ten (10) days after the expiration or earlier termination of the Lease, remove any Alterations made by Tenant that are designated by Landlord to be removed, and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted; however, Tenant shall not be required to remove racking provided by the Landlord.

12.3.       Landlord Provided Infrastructure.  With Landlord's prior written approval, Tenant may utilize infrastructure owned by Landlord that is within the Building but located outside the Premises, such as racking, transformers and other equipment.  Tenant must get approval from Landlord and coordinate with Landlord for the moving of any equipment.  All Landlord equipment used by Tenant shall remain the property of the Landlord. If Landlord equipment provided to Tenant for Tenant's use fails or is damaged, Tenant shall be responsible for costs associated with repair or replacement, which cost of replacement shall not exceed the then value of such equipment after taking into account the Landlord's depreciation of the same.
12.4.       Compliance with Laws; Approval of Plans and Specifications.  All installations or work done by or for Tenant shall be at its own expense by a contractor approved by Landlord and shall at all times comply with (i) all current and future Laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules, and regulations or any Board of Fire Underwriters or any other body hereafter constituted exercising similar functions, which govern insurance rating bureaus; and (iii) in the event of any structural Alterations approved by Landlord, plans and specifications (which shall be prepared by and at the expense of Tenant) theretofore submitted to and approved by Landlord, such approval not to be unreasonably withheld or delayed.
12.5.       Insurance, Indemnity.  Tenant shall procure all necessary licenses and permits before undertaking any work on the Premises, shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require, and shall cause all such work to be performed in a good and workmanlike manner with new materials of first-class quality, and shall indemnify and save harmless Landlord from all injury, loss, or damage to any person or property occasioned by such work.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
12.6.       Tenant's Payment Obligations.  Should any Alterations be made to the Premises or any material be furnished or labor be performed therein or thereon by or on behalf of Tenant, as required or permitted under the terms of this Lease, Landlord shall not, under any circumstances, be liable for the payment of any expenses incurred on account thereof or for the value of any work done or material furnished to the Premises or any part thereof, but all such Alterations shall be done and such materials and labor shall be furnished at Tenant's sole expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing labor and materials to the Premises or any part thereof.  Tenant shall pay any increase in Taxes attributable to Alterations.
12.7.       Work Performed by Landlord for Tenant.  Any work performed by Landlord's employees or contractors for the benefit of the Tenant shall be performed pursuant to the terms of a separate agreement and monies due for said work shall be paid to Landlord as Additional Rent.  Upon execution of this Lease, Tenant shall deposit with Landlord $10,000 for Landlord to draw against for work completed by Landlord on behalf of the Tenant.  All work to be performed by Landlord's employees or contractors must be approved by Tenant prior to work commencing and Landlord shall provide Tenant invoices and agreements for all work.

12.8.       Tenant's Removable Property.  All articles of personal property and all moveable business or trade fixtures, machinery and equipment and furniture owned or installed by Tenant ("Tenant's Removable Property") solely at its expense in the Premises shall remain the property of Tenant and may be removed by Tenant at or prior to the expiration of this Lease.  At the expiration or earlier termination of this Lease, unless Tenant obtains Landlord's written authorization to leave such property on the Premises, Tenant shall remove Tenant's Removable Property, shall use all reasonable efforts to minimize any damage to the Building or Premises caused by such removal, and shall repair all damage resulting from such removal.  All personal property which shall remain in the Premises after the termination of this Lease may, at the option of Landlord, be deemed to have been abandoned, and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord sees fit.
13.	LANDLORD'S ACCESS.
Tenant agrees to permit Landlord or its authorized representatives to enter the Premises at all reasonable times during usual business hours after prior written notice (except in the case of an emergency, in which case no notice shall be required and Tenant shall make such arrangements as are necessary to give Landlord access to portions of the Premises secured by Tenant's security systems) for the purposes of inspecting the same, repair, or exercising such other rights as it may have hereunder and of exhibiting the same to prospective tenants within a period commencing ninety (90) days prior to the expiration of the Term if no notice of extension has been received; provided that in connection with the exercise by Landlord of its right of access hereunder, Landlord shall use all reasonable efforts to minimize any interference with the conduct of business in the Premises by Tenant.

14.	CASUALTY DAMAGE.
Tenant shall immediately notify Landlord of any material damage to or within the Premises or any part thereof.  Within ten (10) business days after Tenant gives Landlord such notice, Landlord shall notify Tenant whether, in the reasonable judgment of Landlord, such damage or destruction can be repaired within four (4) months from the date of Landlord's receipt of notice from Tenant of such damage.  Subject to the requirements of Landlord's Mortgagee (as that term is defined in Section 19) under any mortgage covering the Premises, and except as otherwise provided below, in the event of partial or total destruction of the Building or the Premises by fire or other casualty, and if in Landlord's reasonable estimation such damage can be materially restored within four (4) months from the date of Landlord's receipt of notice from Tenant of such damage, Landlord shall, as promptly as practicable repair, reconstruct or replace the portions of the Building or the Premises destroyed to as nearly as possible their condition prior to such destruction.  During the period of repairs or restoration this Lease shall continue but there shall be an abatement of rent in proportion to the percentage of space  or available power, whichever is greater, within the Premises rendered untenantable by such fire or other such casualty.

If the Building is (i) so extensively destroyed by fire or other casualty that it is not, in Landlord's reasonable opinion, reasonably susceptible of repair, reconstruction or replacement within four (4) months from the date of Landlord's receipt of notice from Tenant of such destruction, or (ii) the destruction of the Building by fire or other casualty occurs during the last year of the Term, then either Landlord or Tenant may terminate this Lease by giving written notice to the other within ninety (90) days after the date of such destruction.  In the event of termination, this Lease shall terminate as of, and rent shall be appropriately apportioned through and abated from and after, the first rental payment date occurring after the delivery of the notice of termination. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage.   During the period of repairs or restoration this Lease shall continue in full force and effect and there shall be an abatement of rent in proportion to the percentage of space or available power within the Premises rendered untenantable by such fire or other such casualty.

Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any partitions, additions, ceilings, floor coverings, trade fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant.  Any insurance that may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

15.	CONDEMNATION.
If, during the Term, all or any portion of the Building or the Premises shall be taken by eminent domain or otherwise appropriated by public authority, which taking or appropriation shall be so substantial as to have the effect of materially interfering with Tenant's business operation as determined by Tenant in its reasonable discretion, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after such taking or appropriation.  In the event of such a termination, this Lease shall terminate as of the date Tenant must surrender possession or, if later, the date Tenant actually surrenders possession, and the rent reserved shall be apportioned and paid to and as of such date.

Subject to the requirements of Landlord's Mortgagee, if a part only of the Building or the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated in the manner provided for above, Landlord shall apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by Landlord in obtaining the same) to secure and close so much of the Building and/or the Premises, as the case may be, as remain and shall, to the extent possible, replace any part so taken or appropriated by a suitable structure or parking area or addition of similar size and design to that portion so taken or appropriated.  In such event there shall be an abatement of rent in proportion to the percentage of space which is (temporarily or permanently) no longer available for use by Tenant.

In the event of such taking or public appropriation, Landlord shall be entitled to receive the entire award for the Building and other improvements taken.  Tenant shall be entitled to make a claim in any condemnation proceeding which does not reduce the amount of Landlord's award, for the value of Tenant's Removable Property.

16.	LANDLORD'S COVENANT OF QUIET ENJOYMENT; TITLE.
Landlord covenants that it has good, clear record and marketable title to the Premises free and clear of all liens and encumbrances other than the Permitted Encumbrances and covenants that Tenant, upon paying the rent and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term, subject to all of the terms of this Lease.

17.	TENANT'S OBLIGATION TO QUIT; HOLDING OVER.
17.1.       Surrender of Premises.  Upon expiration of the Term or other termination of this Lease, Tenant shall leave and peaceably and quietly surrender and deliver to Landlord the Premises, the Fixtures, and all improvements, buildings and building fixtures thereon or constituting a part thereof and any replacements or renewals thereof in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord.  Tenant shall not be obligated to remove or restore any alteration, addition or improvement to the Premises made pursuant to Section 12 hereof except to the extent that Landlord may require in writing at the time of giving its consent to a structural alteration, addition or improvement.  Notwithstanding the foregoing, unless Tenant obtains Landlord's written authorization to leave such property on the Premises, Tenant shall remove from the Premises Tenant's Removable Property, shall use all reasonable efforts to minimize any damage caused by such removal, and shall repair all damage resulting from such removal.
17.2.       Holding Over.  In the event Tenant remains in possession of the Premises after the expiration of the Term of this Lease without the execution of a new lease but with the written acquiescence of Landlord, it shall be deemed to be occupying the Premises as a Tenant from month‑to‑month, subject to all the conditions, provisions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy.  The period of such month-to-month tenancy shall be considered an Extension Term of this Lease.  In the event Tenant remains in possession of the Premises after the expiration of the Term of this Lease then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

18.	TRANSFERS OF TENANT'S INTEREST.
18.1.       General Requirements.  Tenant may not sublease all or any part of the Premises or assign its interest in this Lease without, in each case, the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord consents to an assignment or sublease, the sublessee or assignee shall expressly agree to be bound by the terms and conditions of this Lease, including the Permitted Use, in a written instrument in form and substance satisfactory to Landlord and delivered to Landlord at the time of such assignment or sublease.  Any purported assignment, mortgage, transfer, or sublease that does not comply with the provisions of this Section 18 shall be void.
18.2.       Encumbrances.  Subject to any requirements or restrictions imposed by Landlord's Mortgagee, Tenant may grant:  (i) a collateral assignment of or leasehold mortgage on its leasehold interest in the Premises and/or (ii) a lien on and a security interest in all assets and personal property of Tenant located on the Premises.
18.3.       Hosting.  Notwithstanding anything herein to the contrary, Tenant may, at its sole option and discretion and without notifying Landlord, provide hosting services to other individuals or entities, whether or not affiliated.  Such hosting services shall not be considered a sublease, assignment or transfer of Tenant's interests, and shall not relieve Tenant or Guarantor of their obligations under this Lease.
19.	TRANSFERS OF LANDLORD'S INTEREST; SUBORDINATION, ATTORNMENT, AND NON‑DISTURBANCE.
19.1.       Subordination.  This Lease shall be subordinate to any mortgage or other security instrument that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage is referred to herein as "Landlord's Mortgagee"), including but not limited to any mortgage or security instrument.  The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) business days after written request therefore such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's mortgage (including a subordination, non-disturbance and attornment agreement).
19.2.       Non-Disturbance; Attornment.  Landlord may in the future sell, mortgage or encumber its interest in the Premises provided that any such sale, mortgage or further encumbrance shall be subject to Tenant's interests under and pursuant to this Lease.  Notwithstanding the foregoing, Tenant shall, at Landlord's request, subordinate its interest under this Lease to the lien, but not the provisions, of any future Mortgage provided that the holder thereof enters into a subordination, non‑disturbance and attornment agreement or otherwise recognizes and acknowledges this Lease with Tenant, in form and substance reasonably acceptable to Tenant.  Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

20.	TENANT'S DEFAULT; LANDLORD'S REMEDIES.
20.1.       The following events shall be deemed to be Events of Default under this Lease:
20.1.1.       If Tenant shall default in the payment of any rent or other monetary obligation under this Lease and such default shall continue for five (5) days after Tenant's receipt of written notice from Landlord of such default; or
20.1.2.       If Tenant shall default in the observance of any of the other covenants contained in this Lease and on Tenant's part to be performed or observed and shall fail, within twenty (20) days after Tenant's receipt of written notice from Landlord of such default, to cure such default (or, if such default is not susceptible of cure within twenty (20) days, to commence such cure promptly and thereafter to pursue such cure to completion); or
20.1.3.       If the leasehold estate hereby created shall be taken on execution, or by other process of law; or if Tenant shall be involved in financial difficulties as evidenced: (i) by its seeking relief as a debtor under any applicable law, of any jurisdiction relating to the liquidation or reorganization of debtors (including under the Federal Bankruptcy Code) or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (ii) by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (iii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; then and in any of said cases.
20.2.       Upon the occurrence of any Event of Default and after all applicable notice and cure periods, Landlord may at its option, without further notice or demand, and in addition to all rights and remedies now or hereafter available to Landlord at law or equity or stated elsewhere in this Lease, elect (a) to cancel and terminate this Lease or (b) without terminating this Lease and to the extent permitted by law, immediately, or at any time thereafter while the situation still exists, at Landlord's absolute option, Landlord shall have the absolute right to terminate all power to the Premises of the Building,  or enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.  Landlord may at any time elect to terminate this Lease under clause (a) above despite a prior election to exercise its remedies under clause (b) above.

In the event of any such termination or repossession, Tenant shall pay to Landlord as and when it becomes due, the remainder of the total rental owed during the then current Term, including any amounts treated as Additional Rent under this Lease, less the actual net receipts by Landlord by reason of any good faith reletting of the Premises  after deducting Landlord's reasonable expenses in connection with such reletting, including without limitation, removal and storage costs and reasonable brokers' fees and attorneys' fees.  Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other property owned by Landlord, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria.  Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder.

As an alternative to the measure of damages set forth in the immediately preceding paragraph, Landlord may, at its election, require Tenant to pay, as liquidated damages and not as a penalty, a sum which at the time of termination represents the present value (discounted at a rate equal to 10% per year) of the excess, if any, of the then value of all Base Rent and Additional Rent payable hereunder (making reasonable assumptions with respect to Additional Rent) for the remainder of the then current Term, over and above the fair market rental value of the Premises for such period, with such discounted amount being due and payable within thirty (30) days of said acceleration.

Without thereby affecting any other right or remedy of Landlord hereunder, Landlord may, at its option, cure for Tenant's account any default by Tenant hereunder which remains uncured after notice of default from Landlord to Tenant and expiration of the cure period provided hereinabove in this Section 20 and the reasonable cost to Landlord of such cure shall be deemed to be Additional Rent and shall be paid to Landlord by Tenant with the installment of Base Rent next accruing.

21.	REMEDIES CUMULATIVE; WAIVERS.
The specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies at law or in equity or any other means of redress to which Landlord or Tenant may be lawfully entitled in any provision of this Lease.  The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. All waivers must be in writing and signed by the waiving party.

22.	NOTICES.
All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Lease must be in writing and must be delivered, given or otherwise provided:

(i)	by hand (in which case, it will be effective upon delivery);
(ii)
by email (in which case, it will be effective upon receipt of confirmation of good transmission) sent by recipient and if confirmation is not sent by recipient, a copy of such email will be sent the next business day pursuant to Section 22 (i) or (iii)); or

(iii)	by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);
in each case, to the address (or email) listed below:

If to Landlord, to it at:

7725 Reno #1, LLC
7725 W. Reno Avenue, Suite 398
Oklahoma City, OK  73127
Telephone:  405.232.3242
 Attention:  Terryl Zerby
Email: tzerby@zerbyinterests.com

If to Tenant, to it at:
Kairos Global Technology, Inc.
c/o John O'Rourke
__________________
__________________
Telephone: ___________
Email: ____________

With a copy to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Telephone:  212.930.91700
Email:  hkesner@srfkllp.com

Each party to this Lease may specify a different address by giving notice in accordance with this Section 22 to the other party hereto.

23.	ESTOPPEL CERTIFICATES.
Landlord and Tenant hereby agree from time to time, and each upon not less than ten (10) days' prior written notice from the other, to execute, acknowledge and deliver, without charge, to the other party, or any other person designated by the other party, a statement in writing, in form reasonably satisfactory to Landlord and Tenant, certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exists no defaults (or if there be any defaults, specifying the same); the amount of the rent, the dates to which the rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

24.	BIND AND INURE.
All of the covenants and agreements set forth herein shall be considered as running with the land and shall extend to, bind and inure to the benefit of Landlord and Tenant, which terms as used in this Lease shall include their respective successors and permitted assigns.

25.	CAPTIONS.
The captions used herein are provided for reference only and they do not constitute a part of this Lease or any indication of the intentions of the parties hereto.

26.	SEVERABILITY; CHOICE OF LAW.
If any provision of this Lease is declared void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.  This Lease shall be governed by the laws of the State of Oklahoma.

27.	NOTICE OR MEMORANDUM OF LEASE.
The parties hereby agree, at the request of either, to execute, acknowledge, and deliver in recordable form a notice or memorandum of lease and such other notices as may from time to time be necessary for the protection of any interest of Landlord or Tenant.

28.	HAZARDOUS SUBSTANCES.
28.1.       Definitions.
28.1.1.
The term "Environmental Law" as used in this Lease shall mean (i) any current or future federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, policy, program, permit, authorization, approval, consent, court order, judgement, decree, injunction, code, requirement or agreement with any governmental entity, (a) relating the protection of air, water and land (surface and subsurface) from the generation, use, management (treatment, storage or disposal), discharge or release, transportation, or remediation of any Hazardous Substance, hazardous condition or hazardous activity, (b) protection of plant, aquatic and animal life, wetlands or other sensitive environmental from injury, degradation or erosion caused by construction, operation or other disruptive uses of the Land or Improvements, including impacts to surface water flow or drainage patterns, and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of any Hazardous Substance.

28.1.2.
The term "Hazardous Substance" as used in this Lease shall mean any petroleum based products, paints and solvents, chlorinated chemicals including bleach, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCDs and toxic or harmful chemical products, and any other substances so defined or regulated by any applicable Environmental Law.

28.2.       Duty to Comply.  Tenant shall not cause or allow any violation of Environmental Law in, on or about the Premises, and shall conduct its activities on the Premises in compliance with the following environmental permits, including any modifications thereto; (1) Permits No. 95-310-0 (M-5) (minor source operating permit – air emissions), issued by the Air Quality Division of the Oklahoma Department of Environmental Quality ("DEQ"); and (2) Permit No. OK 004187 (Authorization to Discharge Under the Oklahoma Pollutant Discharge Elimination System) issued by the DEQ (the "Existing Permits").  In the event Tenant's activities on the Premises require additional permits, or modification of the Existing Permits, Tenant will cooperate with Landlord in effecting any modifications of the Existing Permits necessitated by Tenant's activities, and any costs associated therewith shall be borne by the Tenant.  If Tenant causes or contributes to a violation of Environmental Law, Tenant shall promptly correct the violation.
28.3.       Duty to Inform.  If knows, or has reasonable cause to believe, that its activities have caused or contributed to, or will cause or contribute to, any violation of Environmental Law, Tenant will promptly give written notice of such fact to Landlord.  Except for the existing chlorinated solvent contamination currently being remediated by Alcatel-Lucent USA Inc., if Landlord or Tenant knows, or has reasonable cause to believe that a Hazardous Substance has come to be located in, on, under or about the Premises in violation of applicable Environmental Law, such party shall promptly give written notice of such fact to the other, and provide the other with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.  Further, Landlord represents that, except for the existing chlorinated solvent remediation activities performed by Alcatel-Lucent USA Inc., it is unaware of the existence of any Hazardous Substances on the Premises or the Property.  Landlord shall provide Tenant a copy of a summary of existing remediation activities, as well as any related Phase I or Phase II Environmental Audits in its possession or that it may obtain with reasonable effort.

28.4.    Remediation.
28.4.1.       Tenant shall not use, generate, store, dispose of or release any hazardous substance in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) during the Term in violation of applicable Environmental Law and shall promptly, at Tenant's expense, comply with all applicable Environmental Laws and take all investigatory and/or remedial action reasonably required by applicable law for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by actions of Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant.
28.4.2.       Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances in, on or under the Premises prior to the commencement of the Term.  Landlord shall not use, generate, store, dispose of or release any Hazardous Substance in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) during the Term in violation of applicable Environmental Law and shall promptly, at Landlord's expense, comply with all applicable Environmental Laws and take all investigatory and/or remedial action reasonably required by applicable Environmental Law for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Landlord, or pertaining to or involving any Hazardous Substance used, generated, stored, disposed of or released, in, onto or from the Premises prior to the Term or during the term of this Lease by or for Landlord in violation of applicable Environmental Law or this Lease.  Tenant shall cooperate in any such activities at the request of Landlord, including allowing Landlord and Landlord's agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord's investigative and remedial responsibilities, provided that such actions shall not interfere with the conduct of Tenant's business on the Premises.
28.5.       Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all damages, liabilities, judgments, claims, expenses, fines, penalties, and reasonable attorneys' and consultants' fees to the extent arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant during the Term (provided, however, that Tenant shall have no liability under this Lease with respect to, and Landlord shall be solely responsible for, underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant or any Hazardous Substance that is present in, on or under or about the Premises as of the commencement of the Term).  Tenant's shall be responsible for the effects of any contamination or injury to person, property or the environment resulting from Hazardous Substances used, stored, generated or released by Tenant in or on the Premises during the Term and the cost of investigation, removal, remediation, restoration and/or abatement to the extent required to make the Premises comply with applicable Environmental Law, and such obligations shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

28.6.       Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend and hold Tenant, its agents, employees and lenders, harmless from and against any and all any and all damages, liabilities, judgments, claims, expenses, fines, penalties, and reasonable attorneys' and consultants' fees to the extent arising out of or involving any underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Tenant, any Hazardous Substance brought onto the Premises by or for Landlord, any Hazardous Substances which existed in, on or under the Premises or were used, generated, stored or released in, on, under or from the Premises prior to the commencement of the Term or which are caused by the activities or negligence (active or passive) or willful misconduct of Landlord, its agents or employees.  Landlord shall be responsible for the effects of any contamination or injury to person, property or the environment resulting from the existence, use, generation, storage, disposal or release of Hazardous Substances the responsibility of Landlord under this Lease, and the cost of investigation, removal, remediation, restoration and/or abatement to the extent required to make the Premises comply with applicable law, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Tenant in writing at the time of such agreement.
29.	BROKERS.
Each party agrees to indemnify and hold the other party harmless from and against any claims for a fee or commission on account of this Lease arising out of dealings with the party from whom indemnification is sought.

30.	TENANT REMOVABLE PROPERTY LIENS.
If this Lease is terminated by Landlord due to an Event of Default by Tenant, Landlord grants to any lender or equipment lessor of Tenant, on commercially reasonable terms, a license to enter the Premises for a period of time not to exceed fifteen (15) days after the Lease termination date to remove Tenant's Removable Property, provided that if such lender or equipment lessor does not remove all or any part of such equipment, trade fixtures and personal property, Landlord may exercise any right it might have to Tenant's property under the UCC.

31.	MISCELLANEOUS.
31.1.      Attorney's Fees.  If Landlord or Tenant brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to an award of reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall mean the party who substantially obtains or defeats the relief sought, as the case may be. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.
31.2.       Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld, conditioned or delayed.
31.3.       Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
31.4.       Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.
31.5.       Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT.
31.6.       Severability.  If any provision of this Lease is determined to be unenforceable pursuant to a non-appealable, final judgment of a court of competent jurisdiction, the remaining provisions of this Lease shall, mutatis mutandis, remain in full force and effect.
31.7.       Counterparts.  This Lease may be executed in counterparts, each of which shall be deemed an original and all of which counterparts taken together shall constitute one and the same agreement.  Signatures to this Lease transmitted by telecopy or other electronic means shall be valid and effective to bind the party so signing.
31.8.       Electrical Assessments and Increases.  Should the Building's electrical provider be required by law to increase the cost of the Building's kWh, Landlord shall provide documentation for the increase and pass the incremental cost to the Tenant, which Tenant shall pay as Additional Rent.

31.9.       Right of First Refusal.  During the Lease Term, if Landlord receives a third party written offer on terms acceptable to Landlord to lease more than 1MW of available power to a cryptocurrency mining company, Tenant shall have a right of first refusal to lease the same amount of power on the same terms as the detailed in the third party offer (the "ROFR Power"), provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods.  Landlord shall notify Tenant of any such offer by delivering to Tenant a full and complete written statement of the terms of such offer, and Tenant shall have seven (7) business days within which to exercise its right of first refusal by giving Landlord written notice. If Tenant timely exercises its right of first refusal, the parties shall execute an amendment to this Lease for the purpose of evidencing the addition of the ROFR Power to this Lease and modifying any terms of this Lease that require adjustment.  For purposes of payment of Rent, the "ROFR Power Commencement Date" shall be the earlier of 60 days from full execution of a lease amendment that includes the ROFR Power or Tenant's use of the ROFR Power, whichever occurs first.  If Tenant does not exercise the first offered right of first refusal as provided herein, Tenant's right of first refusal shall terminate Landlord shall be free to lease all or part of the ROFR Power to third parties and be free and clear of Tenant's right of first refusal under this section.
32.       RENEWAL OPTIONS

Subject to the following terms and conditions, and provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall have four (4) renewal options (each a "Renewal Option") to extend the Lease Term for additional periods of 1 year each (each a "Renewal Term").  Each Renewal Term will commence on the date immediately following the Termination Date or the end of the immediately preceding Renewal Term, as applicable. Each Renewal Term will be on the same terms and conditions as the initial Lease Term, except as provided in this paragraph.  Base Rent for each Renewal Term shall be adjusted as set forth below:

4MW of available power:

Period	Annual Base Rent Per kW	Monthly Installments of Base Rent at 4MW
February 16, 2019 – February 15, 2020	$57.63	$230,520.00
February 16, 2020 – February 15, 2021	$59.36	$237,440.00
February 16, 2021 – February 15, 2022	$61.14	$244,560.00
February 16, 2022 – February 15, 2023	$62.97	$251,880.00

4.01MW to 12MW of available power:

Period	Annual Base Rent Per kW from 4.01MW to 12MW
February 16, 2019 –February 15, 2020	$55.12
February 16, 2019 – February 15, 2020	$55.12
February 16, 2019 – February 15, 2020	$55.12
February 16, 2019 – February 15, 2020	$55.12

At least three (3) months, but no more than six (6) months, prior to the expiration of the initial Lease Term or Renewal Term, as applicable, Tenant shall give Landlord written notice of its intent to exercise the applicable Renewal Option.  If Tenant does not elect to exercise a Renewal Option, all remaining Renewal Options, if any, shall terminate.

33.	GUARANTY:

Riot Blockchain, Inc. ("Guarantor") hereby provides a limited guarantee of only the Tenant's failure to make payment of Base Rent or Additional Rent pursuant to the terms of this Lease.  Such guaranty shall survive an assignment of the Lease as provided for in Paragraph 18.  Guarantor's obligation hereunder is an absolute, unconditional, continuing guaranty of payment of Base Rent and Additional Rent as set forth in this Lease and will not terminate until Tenant has paid in full all amounts owing to Landlord as Base Rent or Additional Rent under this Lease.  If Tenant fails to make any payment of rent or other sums owed to Landlord when due and such default is not remedied within any applicable notice and cure period, Guarantor shall thereafter be fully liable and responsible for payment of Tenant's obligations as if Guarantor itself had executed the Lease as lessee.  The rights granted in this Section 33 shall be in addition to any other rights of Landlord against Tenant and shall not be waived by any failure on the part of Landlord to assert its rights or remedies against Tenant.  This guaranty shall be binding on Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.  Guarantor consents to the assignment of all or any portion of the rights of Landlord under this guaranty in connection with any assignment of the rights of Landlord under the Lease, whether by operation of law (including, without limitation, as the result of the merger of Landlord with and into another entity) or otherwise, without notice to Guarantor.

[Remainder of page intentionally left blank]

 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above written.

Landlord: 7725 Reno #1, LLC, an Oklahoma limited liability company

By:	/s/ Terryl Zerby
Name: Terryl Zerby
Title: Manager

Tenant: KAIROS GLOBAL TECHNOLOGY, INC.

By:	/s/ John O'Rourke
Name: John O'Rourke
Title: Authorized Signatory

As to the Guaranty in Paragraph 33: RIOT BLOCKCHAIN, INC.

By:	/s/ John O'Rourke
Name: John O'Rourke
Title: Authorized Signatory

EXHIBIT A

Premises = Yellow area
Building = Red boxed area
E FOOTAGE

EAST BAY FLOOR PLAN

SCALE $\frac{1}{32}$" = 1'-0"